EXHIBIT 99.1


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                          CONSENT 0F DANIELSON ASSOCIATES, INC.

    We hereby consent to the references in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 to our opinion, dated May 3, 1995, with respect to the merger of Montour Bank and Omega Financial Corporation and to our firm, respectively, and to the inclusion of such opinion as an annex to such Joint Proxy Statement/Prospectus. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   DANIELSON ASSOCIATES INC.

                                   By ARNOLD DANIELSON
                                      ----------------------------------
                                   Title Director
                                        --------------------------------

Rockville, Maryland
May 3, 1995